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                                                                      EXHIBIT 3B

                                                      As Amended through 4/27/94


                                    BY-LAWS

                             OF MARKET FACTS, INC.

                                   ARTICLE I

                                    OFFICES


     Section 1. Delaware Office. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington and County of New Castle.

     Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS


     Section 1. Location. All meetings of the stockholders for the election of directors shall be held in the City of Chicago, State of Illinois, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual Meeting. Annual meetings of stockholders shall be held on the third Wednesday in April in each year, if not a legal holiday, and if a legal holiday, then on the next business day following, or on such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which they shall elect by a simple majority vote a board of directors, and transact such other business as may properly be brought before the meeting.

     In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 50 days nor more than 75 days prior to the meeting;

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provided, however, that in the event that less than 65 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made whichever first occurs. A stockholder's notice to the secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Notwithstanding anything in these by-laws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2, provided, however, that nothing in this Article II, Section 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting.

     The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article II, Section 2, and if he should so determine, he shall so declare to the meeting any such business not properly brought before the meeting shall not be transacted. (Amended 2/3/93)

     Section 3. Notice. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

     Section 4. Voting Lists. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the

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notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     Section 5. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the chairman of the board of directors or the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

     Section 6. Notice. Written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

     Section 7. Purpose. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 8. Quorum. The holders of a majority of each class of stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     Section 9. Vote Required For Action. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting,

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unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.

     Section 10. Proxies. Unless otherwise provided in the certificate of incorporation each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period.

     Section 11. Informal Action. Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

     Section 12. Nomination of Directors. Only persons who are nominated in accordance with the following procedure shall be eligible for election as directors. Nominations of persons for election to the board of the corporation at the annual meeting may be made at a meeting of stockholders or by or at the direction of the board of directors, by any nominating committee or person appointed by the board, or by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Article II, Section 12. Such nominations, other than those made by or at the direction of the board, shall be made pursuant to timely notice in writing to the secretary of the corporation. To be timely, a stockholder's notice shall be delivered to, or mailed and received at the principal executive offices of the corporation, not later than (1) with respect to an election to be held at an annual meeting of stockholders, 90 days in advance of the meeting or no later than 270 days after the date of the last annual meeting, and (2) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the 7th day following the earlier of (x) the date on which notice of such meeting is first given to stockholders and (y) the date on which a public announcement of

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such meeting is first made.  Such stockholder's notice to the secretary shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the corporation which are beneficially owned by the person, (iv) the consent of each nominee to serve as a director of the corporation if so elected and (v) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Rule 14a under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of capital stock of the corporation which are beneficially owned by the stockholder. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the eligibility of the proposed nominee to serve as director of the corporation. No person shall be eligible for election as director of the corporation unless nominated in accordance with the procedures set forth herein.

     The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and if he should so determine, he shall so declare to the meeting and defective nomination shall be disregarded. (Adopted 2/3/93)


                                  ARTICLE III

                                   DIRECTORS


     Section 1. Number. The number of directors which shall constitute the whole board shall not be less than six (6) nor more than twelve (12) as determined from time to time by resolution adopted by the board of directors. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

     Section 2. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director, and any director so appointed shall hold office for a term expiring at the next election of the class for which such

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director was appointed and until his or her successor is elected and qualified
[Amended 4/27/94].

     Section 3. Powers. The business of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

     Section 4. Location. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

     Section 5. Meeting. The first meeting of each newly elected board of directors shall be held without notice immediately after the annual meeting of stockholders in each year.

     Section 6. Notice Regular Meetings. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

     Section 7. Notice Special Meetings. Special meetings of the board may be called by the chairman of the board or the president on five days' notice to each director, either personally or by mail or by telegram; special meetings shall be called by the president or secretary in like manner and on like notice on the written request of two directors.

     Section 8. Quorum. At all meetings of the board, a majority of the directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Informal Action. Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board.

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     Section 10.  Telephonic Meetings.  Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 11. Powers of Committees. The board of directors may, by resolution passed by unanimous vote, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate numbers of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

     Section 12. Minutes. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

     Section 13. Voting Shares of Other Corporations. Unless otherwise ordered by the board of directors the chairman of the board and the president or such other persons as the board of directors may appoint shall have full power and authority on behalf of the corporation to attend any meeting of stockholders

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of any corporation in which this corporation may hold stock, and to vote the shares held by this corporation at such meeting and to possess and exercise any and all the rights and powers incident to the ownership of such shares which this corporation as the owner thereof might have, possess and exercise.

     Section 14. Compensation. Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV

                                    NOTICES


     Section 1. Notice. Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by-laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.

     Section 2. Notice by Telegraph, Cable or Radio. Whenever, under the provisions of these by-laws, notice is required to be given to any director or officer, such notice may be given by prepaid telegram, cablegram or radiogram addressed to such director or officer at such address as appears on the books of the corporation, or in default of other address, at his place of residence or usual place of business last known to the corporation, and such notice shall be deemed to be given at the time such telegram, cablegram or radiogram shall be delivered to the telegraph, cable or radio company for transmittal.

     Section 3. Notice by Telephone, Wireless or Other Means of Voice Communication. Whenever, under the provisions of these by-laws, notice is required to be given to any director or officer, such notice shall be deemed to have been given when such notice has been transmitted by telephone, wireless or other means

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of voice communication to such number or call designation as may appear on the records of the corporation for such person, or in default of other address, at his place of residence or usual place of business known to the corporation.

     Section 4. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.



                                   ARTICLE V

                                    OFFICERS


     Section 1. Number. The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board of directors, a president, a secretary and a treasurer. The board of directors may also choose one or more vice-presidents, assistant secretaries and assistant treasurers.
Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

     Section 2. Election. The board of directors at its first meeting after each annual meeting of stockholders shall choose a chairman of the board of directors, a president, one or more vice-presidents, a secretary and a treasurer.

     Section 3. Other Officers. The board of directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. Salaries. The board of directors shall fix and determine the salaries of the officers of the corporation: Provided, however, that the board of directors by resolution duly adopted may delegate to the chief executive officer the power to fix and determine the salaries of all officers and to increase and decrease such salaries from time to time in his sole discretion, subject, however, to the power of the board of directors to review and increase or decrease the salary of any officer at any time. No officer whose salary is fixed and determined in an annual amount or at an annual rate shall have any contractual right to receive the salary so fixed and determined for any period of time beyond the period of time that such officer shall

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hold the office to which he is elected and perform the duties thereof; and the fixing and determining of any salary in an annual amount shall constitute the rate at which such officer is to be compensated during the period he is performing the duties of his office. (Amended 7/26/89)

     Section 5. Term of Office. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the board of directors may be removed at any time by vote of the board of directors. Any vacancy occurring in any office of the corporation may be filled by the board of directors.

     Section 6. The Chief Executive Officer. The chief executive officer of the corporation shall have general direction over the general policies and affairs of the corporation and of compliance with the by-laws and resolutions and directions of the board of directors, subject only to the control and direction of the board of directors. He may sign with the secretary or other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, any deeds, mortgages, contracts, bonds and all other corporate obligations or instruments for and in the name of the corporation except where the signing and execution thereof is expressly delegated by the board of directors or by these by-laws to some other officer or agent, or shall be required by law to be otherwise signed or executed. As to all employees, except those selected by the board of directors, he shall employ such employees, prescribe their duties, fix their salaries and he may discharge any such employee.

     Section 7. The Chief Operating Officer. The chief operating officer shall have general direction over the day to day management of the affairs of the corporation and perform such other duties as from time to time may be assigned by the chief executive officer. In the absence of the chief executive officer or in the event of his inability or refusal to act, the chief operating officer shall perform the duties of the chief executive officer and when so acting shall have all the powers of and be subject to all the restrictions upon the chief executive officer.

     Section 8. Chairman of the Board. The chairman of the board shall, when present, preside as chairman at all meetings of the shareholders and the board of directors. He may call meetings of the board of directors and of any standing committee of the board of directors when he deems it necessary. He may appoint special committees and prescribe the scope of their duties and authority. He shall, in the absence or incapacity of the president, perform all duties and functions and exercise all of

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the powers of the president.  The chairman shall have such other powers and perform such other duties as from time to time may be prescribed by the board of directors.

     Section 9. The Vice Chairman of the Board. The vice chairman shall assist the chairman and the president in the discharge of their duties as the board of directors may direct from time to time and will perform such other duties as from time to time may be assigned by the chairman of the board or the board of directors.

     Section 10. The President. The president shall report to the chairman and keep the chairman informed concerning the affairs and condition of the business of the corporation. He shall, in the absence or incapacity of the chairman, perform all duties and functions and exercise all of the powers and perform such other duties as are incident to the office of the chairman, and as from time to time may be prescribed by the board of directors or the chairman thereof. In the absence of the chairman, he shall preside as chairman of all meetings of the shareholders and the board of directors.

     Section 11. The Vice Presidents. There shall be one or more executive vice presidents and one or more vice presidents who shall assist the chairman and the president in the discharge of their duties as the president and/or the chairman may direct and shall perform such other duties as from time to time may be assigned by the president or by the board of directors. In the absence of the chairman and of the president, or in the event of their inability or refusal to act, the executive vice president shall perform the duties of the chairman and/or the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman and the president. In the absence of the chairman, vice chairman, the president and the executive vice president, the vice presidents in the order designated by the board of directors, or in the absence of any designation, then in the order of seniority of tenure as vice president, shall perform the duties of the president and/or the chairman, and when so acting shall have all the powers of and be subject to all the restrictions upon the chairman and the president.

     Section 12. The Secretary and Assistant Secretary. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall

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perform such other duties as may be prescribed by the board of directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

     The assistant secretary, if any, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

     Section 13. The Treasurer and Assistant Treasurers. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     If required by the board of directors, he shall give the corporation a bond (which shall be renewed every six years) in such sum with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control, belonging to the corporation.

     The assistant treasurer, if any, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and

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shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.



                                   ARTICLE VI

                              CERTIFICATE OF STOCK


     Section 1. Signatures. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the chairman of the board of directors or the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, certifying the number of shares owned by him in the corporation.

     Section 2. Facsimile Signatures. Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     Section 3. Lost Certificates. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

     Section 4. Transfer of Stock. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

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     Section 5.  Fixing Record Date.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

     Section 6. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of Delaware.

     Section 7. Inspection of Records. The directors shall determine from time to time whether and if allowed, when and under what conditions and regulations the accounts and books of the corporation (except such as may by statute be specifically open to inspection) or any of them shall be open to the inspection of the stockholders, and the stockholders' rights in this respect are and shall be restricted and limited accordingly.



ARTICLE VII

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS


     The corporation shall indemnify all directors of the corporation acting in such capacity and may indemnify any and all persons whom it has the power to indemnify under the General Corporation Law of Delaware against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such Law and may, at the discretion of the board of directors, purchase and maintain in-

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

surance, at its expense, to protect itself and such persons against any such expense, judgment, fine, amount paid in settlement or other liability, whether or not the corporation would have the power to so indemnify such person under the General Corporation Law of Delaware.



                                  ARTICLE VIII

                               GENERAL PROVISIONS


     Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

     Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sums or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 2. Contracts. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     Section 3. Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the board of directors may select.

     Section 5. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or

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

officers or such other person or persons as the board of directors may from time to time designate.

     Section 6. Fiscal Year. The fiscal year of the corporation shall be the calendar year.

     Section 7. Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.



                                   ARTICLE IX

                                   AMENDMENTS


     These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders entitled to vote or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting.

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